                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:      The Dow Chemical Company

Address of Joint Filer:   2211 H.H. Dow Way, Midland, Michigan 48674

Relationship of Joint
Filer to Issuer:          10% Owner

Issuer Name and Ticker
or Trading Symbol:        AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):         03/15/2021

Designated Filer:         Dow Inc.